   As filed with the Securities and Exchange Commission on September 26, 1997

                                                    REGISTRATION NO. 333 -

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                 --------------

                           ARIAD PHARMACEUTICALS, INC.
             (Exact name of Registrant as specified in its charter)

              DELAWARE                                          22-3106987
 ---------------------------------                          -------------------
   (State or other jurisdiction                              (I.R.S. Employer
 of incorporation or organization)                          Identification No.)

                              26 LANDSDOWNE STREET
                       CAMBRIDGE, MASSACHUSETTS 02139-4234

                    (Address of Principal Executive Offices)

              1991 STOCK OPTION PLAN FOR EMPLOYEES AND CONSULTANTS

                1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

                        1997 EMPLOYEE STOCK PURCHASE PLAN
                           (Full titles of the plans)

                                 JAY R. LAMARCHE
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                           ARIAD PHARMACEUTICALS, INC.
                              26 LANDSDOWNE STREET
                       CAMBRIDGE, MASSACHUSETTS 02139-4234
                                 (617) 494-0400
    (Name, address, including zip code, and telephone number, including area
                           Code, of agent for service)

                                 --------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
           Title of                 Amount to be         Proposed            Proposed             Amount of
 securities to be registered        registered(1)         maximum             maximum          registration fee
                                                      offering price         aggregate
                                                       per share(2)      offering price(2)

---------------------------------------------------------------------------------------------------------------
Common Stock,  $.01 par value        3,000,000            $5.28             $15,843,750             $4,802
===============================================================================================================


(1) The number of shares of common stock, par value $.01 per share ("Common Stock"), stated above consists of the aggregate number of additional shares not previously registered which may be sold upon the exercise of options which have been granted and/or may hereafter be granted under the ARIAD Pharmaceuticals, Inc. 1991 Stock Option Plan for Employees and Consultants, the ARIAD Pharmaceuticals, Inc. 1994 Stock Option Plan for Non-Employee Directors, and the ARIAD Pharmaceuticals, Inc. 1997 Stock Purchase Plan (the "Plans"). The maximum number of shares, which may be sold upon the exercise of such options granted under the Plans, is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plans. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) Pursuant to the provisions of Rule 457(h) under the Securities Act, the registration fee with respect to all 3,000,000 shares being registered hereunder, options for which have not yet been granted and the option price of which is therefore unknown, is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on The Nasdaq Stock Market ("Nasdaq") as of a date (September 23, 1997) within 5 business days prior to filing this Registration Statement.

================================================================================

                                EXPLANATORY NOTE


         In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plans.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed by the Company with the Commission pursuant to the Exchange Act, are incorporated by reference in this Prospectus:
(a) the Company's Annual Report on Form 10-K for the year ended December 31, 1996; (b) the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1997 and June 30, 1997; (c) the Company's Proxy Statement for its annual meeting of stockholders held on June 20, 1997 (other than the portions thereof identified as not deemed filed with the Commission); and (d) the description of the Common Stock which is contained in the Company's registration statement on Form 10 filed with the Commission on June 25, 1993, including all amendments and reports filed for the purpose of updating such description. All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Company by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. of Boston, Massachusetts. Members of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. own an aggregate of approximately 201,700 shares of Common Stock of the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145(a) of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

         Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145.

         The Certificate of Incorporation, as amended, and By-laws of the Company provide for indemnification of the Company's directors and officers to the fullest extent permitted by law. The By-laws also permit the Board of Directors to authorize the Company to purchase and maintain insurance against any liability asserted against any director, officer, employee or agent of the Company arising out of his capacity as such. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers, or controlling persons of the Company pursuant to the Company's Certificate of Incorporation, as amended, its By-laws and the Delaware General Corporation Law, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

         As permitted by the Delaware General Corporation Law, the Company's Certificate of Incorporation, as amended, provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit. As a result of this provision, the Company and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.


  4.1             Form of Warrant Agreement (with Form of Warrant). (1)
  4.2 Rights Agreement, dated as of December 15, 1994, between the Company and State Street Bank and Trust Company, which includes the Certificate of Designations in respect of the Series A Preferred Stock, as Exhibit A, the Form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Series A Preferred Stock as Exhibit C. Pursuant to the Rights Agreement, Right Certificates will not be mailed until after the Separation Date (as defined therein). (2)
  4.3 Amendment, dated as of April 24, 1995, to Rights Agreement, dated as of December 15, 1994, between ARIAD Pharmaceuticals, Inc. and State Street Bank and Trust Company. (3)
  4.4 Stock Purchase Agreement, dated as of April 24, 1995, between ARIAD Pharmaceuticals, Inc. and Biotech Target S.A. (4)
  5.1             Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                  as to the legality of shares being registered. (5)
  23.1            Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                  (included in opinion of counsel filed as Exhibit 5.1). (5)
  23.2            Consent of Deloitte & Touche LLP. (5)
  24.1            Power of Attorney

  -------------------------------------

(1) Incorporated by reference to registration statement on Form S-1 of the Company (No. 33-76414) filed with the Securities and Exchange Commission on March 11, 1994.

(2) Incorporated by reference to Form 8-K of the Company filed with the Securities and Exchange Commission on December 21, 1994.

(3) Incorporated by reference to Form 8-K of the Company filed with the Securities and Exchange Commission on May 15, 1995.

(4) Incorporated by reference to Form 10-K of the Company for the fiscal year ended December 31, 1995 and filed with the Securities and Exchange Commission on March 15, 1996.

(5)     Filed herewith.

     ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the

                    Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; Provided, however, that paragraphs
                    (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge and Commonwealth of Massachusetts on the 26th of September, 1997.


                            ARIAD PHARMACEUTICALS, INC.

                            By: /s/ Jay R. LaMarche
                                ------------------------------------------------
                            Executive Vice President and Chief Financial Officer

                                POWER OF ATTORNEY

    The registrant and each person whose signature appears below constitutes and appoints Harvey J. Berger, M.D. and Jay R. LaMarche and each of them singly, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons and in the capacities indicated on the 26th of September, 1997.

         Signature                                Title                          Date
         ---------                                -----                          ----

  /s/ Harvey J. Berger           Chairman of the Board of Directors, President   September 26,1997
  ----------------------------   and Chief Executive Officer
  Harvey J. Berger, M.D.

  /s/ Edgar Haber                Vice Chairman of the Board of Directors         September 26,1997
  ----------------------------
  Edgar Haber, M.D.

  /s/ Jay R. LaMarche            Executive Vice President, Chief Financial       September 26,1997
  ----------------------------   Officer, Treasurer and Director (Principal
  Jay R. LaMarche                Financial and Accounting Officer)

  /s/ Joan S. Brugge             Director                                        September 26,1997
  ----------------------------
  Joan S. Brugge, Ph.D.

  /s/ Vaughn D. Bryson           Director                                        September 26,1997
  ----------------------------
  Vaughn D. Bryson

  /s/ Philip Felig               Director                                        September 26,1997
  ----------------------------
  Philip Felig, M.D.

  /s/ John M. Deutch             Director                                        September 26,1997
  ----------------------------
  John M. Deutch, Ph.D.

  /s/ Peter T. Joseph            Director                                        September 26,1997
  ----------------------------
  Peter T. Joseph

  /s/ Joel S. Marcus             Director                                        September 26,1997
  ----------------------------
  Joel S. Marcus

  /s/ Sandford D. Smith          Director                                        September 26,1997
  ----------------------------
  Sandford D. Smith

  /s/ Raymond S. Troubh          Director                                        September 26,1997
  ----------------------------
  Raymond S. Troubh